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                                                                    EXHIBIT 4.1



                                VERITAS DGC INC.

                          SECOND AMENDED AND RESTATED
                  1992 EMPLOYEE NONQUALIFIED STOCK OPTION PLAN

1.       PURPOSE.

         The purpose of this 1992 Employee Nonqualified Stock Option Plan (the "Plan") of Veritas DGC Inc. (the "Company") (formerly known as Digicon Inc.) is to provide officers and other key employees with a continuing proprietary interest in the Company. The Plan is intended to advance the interests of the Company by enabling it (i) to increase the interest in the Company's welfare of those members of management who share the primary responsibility for the management, growth, and protection of the business of the Company, (ii) to furnish an incentive to such persons to continue their services to the Company,
(iii) to provide a means through which the Company may continue to induce able management personnel to enter its employ, and (iv) to provide a means through which the Company may effectively compete with other organizations offering similar incentive benefits in obtaining and retaining the services of competent management personnel.

2.       STOCK SUBJECT TO THE PLAN.

         The Company may grant from time to time options to purchase shares of the Company's authorized but unissued common stock, par value $.01 per share, or treasury shares of the common stock. Subject to adjustment as provided in
Section 11 hereof, the aggregate number of shares which may be issued or covered by options pursuant to the Plan is 2,200,000 shares, as adjusted for the one for three reverse stock split effective January 17, 1995. Shares of common stock applicable to options which have expired unexercised or terminated for any reason may again be subject to an option or options under the Plan.

3.       ADMINISTRATION.

         (a) The Plan shall be administered by the Compensation Committee of the Company's board of directors (the "Committee"). The board of directors may, from time to time, remove members from or add members to the Committee. Vacancies in the Committee, however caused, shall be filled by the board of directors. No member of the Committee shall be eligible to receive options under the Plan. The Committee shall select one of its members chairman and shall hold meetings at such times and places as it may determine. The Committee may appoint a secretary and, subject to the provisions of the Plan and to policies determined by the board of directors, may make such rules and regulations for the conduct of its business as it shall deem advisable. A majority of the Committee shall constitute a quorum. All action of the Committee shall be taken by a majority of its members. Any action may be taken by a written instrument signed by a majority of the members, and action so taken shall be fully as effective as if it had been taken by a vote of the majority of the members at a meeting duly called and held.

         (b) Subject to the express terms and conditions of the Plan, the Committee shall have full power to construe or interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to it and to make all other determinations necessary or advisable for its administration.
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         (c)     Subject to the provisions of Sections 4 and 5 hereof, the
Committee may, from time to time, determine which employees of the Company or subsidiary corporations shall be granted options under the Plan, the number of shares subject to each option, and the time or times at which options shall be granted.

         (d) The Committee shall report to the board of directors the names of employees granted options, and the number of option shares subject to, and the terms and conditions of, each option.

         (e) No member of the board of directors or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option.

4.       ELIGIBILITY.

         Only full-time salaried officers and other key personnel of the Company and of its majority-owned subsidiaries shall be eligible to participate in the Plan. In determining the employees to whom options shall be granted and the number of shares to be covered by each option, the Committee may take into account the nature of the services rendered by the respective employees, their present and potential contributions to the success of the Company, and such other factors as the Committee in its discretion shall deem relevant. The Company shall effect the granting of options under the Plan in accordance with the determination made by the Committee.

5.       PRICE OF OPTIONS.

         The option price per share shall be not less than the lesser of (i) fair market value of the common stock on the date the option is granted or (ii) the average fair market value for the common stock during the thirty trading days ending on the trading day next preceding the date the option is granted. Fair market value on any day shall be deemed to be the last reported sale price of the common stock on the principal stock exchange on which the Company's common stock is traded on that date. If no trading occurred on such date, or, if at the time the common stock shall not be listed for trading, fair market value shall be deemed to be the mean between the quoted bid and asked prices for the common stock on such exchange or in the over-the-counter market, as the case may be, on that date.

6.       TERM OF OPTION.

         No option shall be exercisable after the expiration of ten years from the date the option is granted.

7.       EXERCISE OF OPTIONS.

         (a) General. Except as provided below, each option may be exercised at such times and in such amounts as the Committee in its discretion may provide. No option may be exercised prior to six months from the date of grant.


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         (b)     Manner of Exercising Options.  Shares of common stock
purchased under options shall at the time of purchase be paid for in full. To the extent that the right to purchase shares has accrued hereunder, options may be exercised from time to time by written notice to the Company stating the full number of shares with respect to which the option is being exercised, and the time of delivery thereof, which shall be at least 15 days after the giving of such notice unless an earlier date shall have been mutually agreed upon. At such time, the Company shall, without transfer or issue tax to the optionee (or other person entitled to exercise the option) deliver to the optionee (or to such other person) at the principal office of the Company, or such other place as shall be mutually acceptable, a certificate or certificates for such shares against prior payment of the option price in full on the date of notice of exercise for the number of shares to be delivered by certified or official bank check or the equivalent thereof acceptable to the Company; provided, however, that the time of such issuance and delivery may be postponed by the Company for such period as may be required for it with reasonable diligence to comply with any requirements of law, the listing requirements of the New York Stock Exchange or any other exchange on which the common stock may then be listed.
If the optionee (or other person entitled to exercise the option) fails to pay for all or any part of the number of shares specified in such notice or to accept delivery of such shares upon tender of delivery thereof, the right to exercise the option with respect to such undelivered shares shall be terminated.

8.       NON-ASSIGNABILITY OF OPTION RIGHTS.

         No option granted under the Plan shall be assignable or transferable otherwise than by will or by the laws of descent and distribution. During the lifetime of an optionee, the option shall be exercisable only by him.

9.       TERMINATION OF EMPLOYMENT.

         Except as otherwise provided in this paragraph, options shall terminate 90 days following the termination of the optionee's employment with the Company for any reason, but shall be exercisable following termination only to the extent that the option had become vested on the termination date. In the event that the optionee retires from the Company (at or after normal retirement age) the optionee shall have the right, subject to the provisions of
Section 6, to exercise his option at any time within one year after such termination, to the extent that such option had become vested on the termination date. If, however, the optionee shall die in the employment of the Company, then for the lesser of the maximum period during which such option might have been exercisable or one year after the date of death, his estate, personal representative, or beneficiary shall have the same right to exercise the option of such employee as he would have had if he had survived and remained in the employment of the Company. For purposes of this Section 9, employment by any majority-owned subsidiary corporation of the Company shall be deemed employment by the Company.

         In the discretion of the Committee, a leave of absence approved in writing by the board of directors of the Company shall not be deemed a termination of employment; however, no option may be exercised during such leave of absence.





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10.      CHANGE OF CONTROL.

         Subject to the provisions of Section 17 hereof as to VES Options (as defined in Section 17), with respect to options granted prior to March 11, 1997, if, at any time, a person, entity or group (including, in each case, all other persons, entities or groups controlling, controlled by, or under common control with or acting in concert or concurrently with, such person, entity or group) shall hold, purchase or acquire beneficial ownership of (including, without limitation, power to vote) 50% or more of the then outstanding shares of the Company's common stock (a "Change in Control"), any portion of such options which have not yet become exercisable shall thereupon become immediately exercisable, and, except with respect to the limitations set forth in Section 6 hereof, the limitations set forth above as to the earliest date at which an option may be exercised shall thereupon become null and void and of no further effect whatsoever. With respect to options granted on or after March 11, 1997, if a Change in Control occurs, then the Committee may, in its sole discretion, declare that all or any portion of the options which have not yet become exercisable shall thereupon become immediately exercisable, and, except with respect to the limitations set forth in Section 6 hereof, upon such a declaration, the limitations set forth above as to the earliest date at which an option may be exercised shall thereupon become null and void and of no further effect whatsoever with respect to the options subject to such declaration. In addition, the Committee may, in its sole discretion, provide in any option agreement relating to a grant of options on or after March 11, 1997 pursuant to the Plan that, upon such a Change in Control, all or any portion of the options subject to said option agreement which have not yet become exercisable shall thereupon become immediately exercisable.

11.      ADJUSTMENT OF OPTIONS ON RECAPITALIZATION OR REORGANIZATION.

         The aggregate number of shares of common stock on which options may be granted to persons participating under the Plan, the aggregate number of shares of common stock on which options may be granted to any one such person, the number of shares thereof covered by each outstanding option, and the price per share thereof in each such option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of common stock of the Company resulting from the subdivision or combination of shares or other capital adjustments, or the payment of a stock dividend after the effective date of this Plan, or other increase or decrease in such shares effected without receipt of consideration by the Company; provided, however, that no adjustment shall be made unless the aggregate effect of all such increases and decreases occurring in any one fiscal year after the effective date of this Plan will increase or decrease the number of issued shares of common stock of the Company by 5% or more; and, provided, further, that any options to purchase fractional shares resulting from any such adjustment shall be eliminated.

         Subject to any required action by the stockholders, if the Company shall be the surviving or resulting corporation in any merger or consolidation, any option granted hereunder shall pertain to and apply to the securities to which a holder of the number of shares of common stock subject to option would have been entitled had such option been exercised immediately preceding such merger or consolidation; but a dissolution or liquidation of the Company, or a merger or consolidation in which the Company is not the surviving or resulting corporation, shall cause every option outstanding hereunder to terminate, except that the surviving or resulting corporation may, in its





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absolute and uncontrolled discretion, tender an option or options to purchase its shares on its terms and conditions, both as to the number of shares and otherwise.

         Adjustments under this Section shall be made by the Committee, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

12.      AGREEMENTS BY OPTIONEE.

         Each individual optionee shall agree:

         (a) if requested by the Company, at the time of exercise of any option, to execute an agreement stating that he is purchasing the shares subject to option for investment purposes and not with a view to the resale or distribution thereof;

         (b) to authorize the Company to withhold from his gross pay any tax which it believes is required to be withheld with respect to any benefit under the Plan, and to hold as security for the amount to be withheld any property otherwise distributable to the optionee under the Plan until the amounts required to be withheld have been so withheld.

13.      RIGHTS AS A SHAREHOLDER.

         The optionee shall have no rights as a stockholder with respect to any shares of common stock of the Company held under option until the date of issuance of the stock certificates to him for such shares.

14.      EFFECTIVE DATE.

         The Plan was effective as of September 1, 1992, upon approval by the holders of a majority of the shares of outstanding capital stock present at the December 17, 1992 annual meeting of the Company's stockholders. The Plan was amended by the board of directors on August 29, 1997, and amended and restated by the board of directors on March 10, 1997.

15.      AMENDMENTS.

         (a) The board of directors may, from time to time, alter, suspend or terminate the Plan, or alter or amend any and all option agreements granted thereunder but only for one or more of the following purposes:

                 (1) to modify the administrative provisions of the Plan or options; or

                 (2) to make any other amendment which does not materially alter the intent or benefits of the Plan.





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         (b)     It is expressly provided that no such action of the board of directors may, without the approval of the stockholders, alter the provisions of the Plan or option agreements granted thereunder so as to:

                 (1) increase the maximum number of shares as to which options may be granted under the Plan either to all persons participating in the Plan or to any one such person;

                 (2) decrease the option price applicable to any options granted under the Plan, provided, however, that the provisions of this clause (2) shall not prevent the granting, to any person holding an option under the Plan, of additional options under the Plan exercisable at a lower option price; or

                 (3) alter any outstanding option agreement to the detriment of the optionee, without his consent.

16.      EMPLOYMENT OBLIGATION.

         The granting of any option under this Plan shall not impose upon the Company any obligation whatsoever to employ or to continue to employ any optionee, and the right of the Company to terminate the employment of any officer or other employee shall not be diminished or affected by reason of the fact that an option has been granted to him under the Plan.

17.      VES OPTIONS.

         In order to carry out the terms of (i) the Combination Agreement dated May 10, 1996, between the Company and Veritas Energy Services Inc. ("VES") which was approved by the Company's stockholders at a special meeting held on August 20, 1996 and (ii) the Plan of Arrangement under Part 15 of the Business Corporations Act (Alberta) relating to the combination of the Company and VES which, pursuant to an interim order of the Court of Queen's Bench of Alberta date July 18, 1996, was approved at special meetings of VES optionholders and shareholders held August 20, 1996, this Plan shall include under its terms each of the options (the "VES Options") outstanding on the Effective Date (as defined in the Combination Agreement) (which includes all outstanding options granted under VES' Stock Option Plan for Directors, Officers and Key Employees (the "VES Option Plan")) without any further action on the part of any holder thereof (each a "VES Optionholder"). Effective as of the Effective Time, each VES Option will be exercisable to purchase that number of shares of the Company's common stock determined by multiplying the number of VES common shares (the "VES Common Shares") subject to such VES Option at the Effective Time by the Exchange Ratio (as defined in the Combination Agreement), at an exercise price per share of such VES Option immediately prior to the Effective Time, divided by the Exchange Ratio. On the Effective Date (as defined in the Combination Agreement), such option price shall be converted into a United States dollar equivalent based on the noon spot rate of exchange of the Bank of Canada on such date. If the foregoing calculation results in an exchanged VES Option being exercisable for a fractional share of the Company's common stock, then the number of shares of the Company's common stock subject to such option will be rounded down to the nearest whole number of shares and the total exercise price for the option will be reduced by the





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exercise price of the fractional share.  The term, exercisability, vesting schedule and all other terms and conditions of the VES Options will otherwise be unchanged and shall operate in accordance with their terms, notwithstanding anything to the contrary contained herein.





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